SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of October 1, 2026 (the "Settlement Date") by and between Sky Quarry, Inc. ("SKYQ" or the "Company"), a corporation formed under the laws of the State of Delaware, and LendSpark Corporation, ("LS"), an Indiana Corporation, replaces that Settlement Agreement and Stipulation previously executed by and between SKYQ and LS on September 25, 2026 which shall be of no force or effect.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $638,998.00 and

WHEREAS, these liabilities are in default or past due; and

WHEREAS, SKYQ is responsible to LS for payment of such liabilities on the terms and conditions set forth in the annexed debt instrument(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, SKYQ and LS desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the "Claims").

NOW, THEREFORE, the Parties hereto agree as follows:

1.Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"CLAIM AMOUNT" shall mean $638,998.00.

"COMMON STOCK" shall mean the Company's common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“CONVERSION PRICE” shall mean the Claim Amount divided by the lower of:  (i) the closing Sale Price of the Company’s Common Stock on the day preceding the initial Conversion, or (ii) the average closing Sale Price of the Company’s Common Stock for the five (5) trading days preceding the initial conversion, provided that any such Conversion pursuant to this definition shall be proportionally adjusted in the event the Company effectuates a reverse stock split.

"COURT" shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

"DRS" shall have the meaning specified in Section 3b.

"DTC" shall have the meaning specified in Section 3b.

"DWAC" shall have the meaning specified in Section 3b.

"FAST" shall have the meaning specified in Section 3b.

"PARTY or PARTIES" shall mean LendSpark Corporation “LS” or “Creditor” and/or Sky Quarry, Inc. “SKYQ” or “Company”.

"PRINCIPAL MARKET" shall mean the Nasdaq Capital Market, CBOE, OTC Markets, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the NYSE/American Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

"SALE PRICE" shall mean the official closing price of the Common Stock on the Principal Market.

“SHAREHOLDER APPROVAL” shall mean such approval as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Settlement Agreement and Stipulation, including the issuance of that portion of the shares of Common Stock which are in excess of 19.99% of the issued and outstanding Common Stock on the Settlement Date.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

2.Fairness Hearing. Upon the execution hereof, Company and LS agree, pursuant to Section 3(a)(l 0) of the Securities Act of 1933 (the "Act"), to expeditiously submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the Parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the "Order").

3.Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by LS and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 9 herein, Company shall issue and deliver to LS shares of its Common Stock (the "Settlement Shares") as follows:

a.In settlement of the Claim, Company shall issue and deliver to LS, in up to two (2) tranches subject to paragraph 3 (c) herein, shares of Common Stock (the "Issuances"), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the Claim amount (at the Conversion Price) through the issuance of freely trading securities issued pursuant to Section 3(a)(l0) of the Securities Act (the "Settlement Shares"). The Company shall also issue to LS, on the issuance date(s), six thousand (6,000) freely trading shares pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a Settlement Fee to offset attorney’s fees (the "Settlement Fee Shares"). Any such issuances pursuant to this Section 3(a) shall be proportionally adjusted in the event the Company effectuates a reverse stock split.

b.No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company's stock transfer agent in the form annexed hereto as Exhibit B; and (ii) issue and deliver to LS Settlement Shares and Settlement Fee Shares in up to two (2) tranches, as Direct Registration Systems (DRS) shares to LS's account with the Depository Transfer Company (DTC) or through the Fast Automated Securities Transfer (FAST) program of DTC's Deposit/Withdrawal At Custodian (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the Claim amount at the Conversion Price, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to this agreement, LS may deliver a request to SKYQ either directly or through Company's Transfer Agent pursuant to Exhibit "B" which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to LS (the "Share Request" or "Conversion Notice"). The date upon which the tranche of the Issuance shares along with any Shares issued as a Settlement Fee have been received into LS's account and are available for sale by LS shall be referred to as the "Issuance Date". Additionally, the Company shall be fully responsible for all of the Transfer Agent's costs for the conversion of the Settlement Shares and/or Settlement Fee Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of SKYQ. The Company further irrevocably and unconditionally authorizes the Company's Transfer Agent to provide LS with the Company's current Share Structure, including, but not limited to the Company's current Issued and Outstanding shares at any time while LS owns shares of the Company’s Common Stock upon the request of LS to the Company's Transfer Agent.

c.Notwithstanding anything to the contrary contained herein, it is the intention of the Parties that the Settlement Shares along with Settlement Fee Shares beneficially owned by LS at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by LS, or deemed beneficially owned by LS, would result in LS owning more than 4.99% of all of such shares of Common Stock as would be outstanding on such date, as determined in accordance with Section 13(b) and/or 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith the Company agrees to deliver the Initial Issuance and any Additional Issuance in up to two tranches. Furthermore, Company shall not under any circumstances issue that portion of shares of Common Stock in settlement of the Claim which are in excess of 19.99% of the issued and outstanding Common Stock of Company on Settlement Date without Shareholder Approval not withstanding the agreement of the parties that Shareholder Approval will not be sought in settlement of this Claim.

d.For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4.Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each Party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any Party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5.Releases. Upon receipt of all of the Settlement Shares and Settlement Fee Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph 16 herein and covenants arising or made hereunder or a breach hereof, the Parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the Parties may now have or may hereafter have or claim to have against each other with respect to the Claim. Nothing contained herein shall be deemed to negate or affect LS's right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6.Representations. Company hereby represents, warrants and covenants to LS as follows:

a.There are two billion (2,000,000,000) shares of Common Stock of the Company authorized as of September 15, 2026, of which approximately eight million seven hundred seventy thousand (8,770,000) Shares of Common Stock are issued and outstanding as of September 15, 2026; and one billion nine hundred ninety one million two hundred thirty thousand (1,991,230,000) Shares of Common Stock are available for issuance pursuant hereto;

b.The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c.The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d.The Company shall initially reserve from its duly authorized capital stock a number of shares of Common Stock at least equal to two (2) times (2.0) the number of shares that could be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum, five hundred thousand (500,000) shares in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares and Settlement Fee Shares have been delivered and converted pursuant to this agreement and Company's obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this agreement. In the event that Company effectuates a reverse split of Company's Common Stock while any obligations are owed to LS pursuant to this Agreement by Company, then the reserve shares shall be proportionately adjusted;

e.If at any time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order;

f.As of the date of this agreement the execution of this Agreement and performance of the Order by Company and LS will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any Creditor (or any affiliate thereof) related to the account receivables comprising the Claim, or (2) require any waiver, consent, or other action of the Company or any Creditor, or their respective affiliates, that has not already been obtained;

g.Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claim requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h.The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i.The Company has corporate Shareholder's delegations in place with sufficient authorized capital or shall arrange a Shareholder's meeting to satisfy the legal and regulatory requirements in connection with this transaction;

j.The corporate issuance shall be made without preferential subscription rights of the existing Shareholder's or holders of Securities granting access to the Company's capital;

k.This Settlement Agreement and Stipulation shall be subject to all required corporate authorizations by the Company;

l.The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

m.Company did not enter into the transaction giving rise to the Claim in contemplation of any sale or distribution of Company's common stock or other securities;

n.There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claim. There is an action based on the Claim that is currently pending in a California court, however no final money judgments based upon the Claim has been previously entered in any legal proceeding. The Settlement of the claim herein shall fully satisfy that matter;

o.There are no taxes due, payable or withholdable as an incident of LS’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claim;

p.LS was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

q.Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

r.Company represents that LS shall not, directly or indirectly, utilize any of the proceeds received by LS from selling any Company stock or securities to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

s.Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

t.Company represents that each Claim which is the subject hereof is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company and that the goods or services which are the subject of the Claim have been received or rendered;

u.The Company's executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares and Settlement Fee Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for the conversion of shares of stock pursuant to this agreement.

v.None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and SKYQ and LS are acting and has acted in an arms length capacity.

7.Leak Out. If at any time LS decides to resell the Settlement Shares or Settlement Fee Shares into the Principal Market in accordance with this Settlement Agreement and Stipulation, LS agrees that unless otherwise agreed to at any time in writing between the Parties, (for example, on a heavy volume trading day of the Company’s Common Stock on the Principal Market), they shall limit the resale of such shares on the Principal Market to twenty percent (20%) of the daily trading volume of the Company's share trading volume on the respective Trading Day.

8.Continuing Jurisdiction. Simultaneously with the execution of this Agreement, the attorneys representing the Parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit C (the "Stipulation of Dismissal"). The Parties hereto expressly agree that said Stipulation of Dismissal shall not be filed, but shall be held in escrow by counsel for LS, until such time that Company has delivered the Settlement Shares and the Settlement Fee Shares to LS. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the Parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each Party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

9.Conditions Precedent/ Default.

a.If Company shall default in promptly delivering the Settlement Shares or Settlement Fee Shares to LS in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b.If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c.If the Company shall fail to comply with the Covenants set forth in Paragraph 15 hereof;

d.If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall have been established for securities traded on the Principal Market or LS’s selling broker, or for eligibility for delivery via DTC or DWAC; or any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through LS's broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement; or the Common Stock is no longer eligible for book transfer delivery via DWAC; or the Company is delinquent or has not made its required Securities and Exchange Commission filings or disclosures in whole or in part; or if it appears reasonably likely in the judgement of LS at any time that in excess of 19.99% of the issued and outstanding Common Stock of Company or Settlement Date could be issued to LS in settlement of the Claim; or if Shareholder Approval is required at any time with respect to the transactions contemplated by the Settlement Agreement and Stipulation; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining rights or obligations, in whole or in part, of LS pursuant to this Agreement shall be voidable in the sole discretion of LS, unless otherwise agreed by written agreement of the Parties;

e.In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 9 a. through d. herein, or the Conditions Precedent are not fully met or satisfied then the Company shall be deemed in default of the agreement and LS, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order in whole or in part, and this Agreement and/or any remaining rights or obligations of LS, in whole or in part pursuant to this Agreement shall be voidable in the sole discretion of LS, unless otherwise agreed by written agreement of the Parties. In said event, LS shall have no further obligation to comply with the terms of this agreement and LS shall have the right to have any amount of the liability comprising the Claim amount to be returned to LS for which SKYQ shall be fully responsible for payment thereof, less any amounts recovered by LS through its sale of the Settlement Shares and if the remaining Claim amount is returned to LS, LS shall return all remaining Settlement Shares then held by LS to SKYQ for cancellation. In the event Company is declared to be in default in whole or in part, Company shall remain fully obligated to comply with  the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to LS for Settlement Fee Shares required hereby. Furthermore, in the event that Company is declared to be in default of this Agreement prior to successful deposit and clearance of the Settlement Shares and/or Settlement Fee shares, Company shall further remain fully obligated for issuance of all Settlement Fee shares pursuant to paragraph 3(a) herein.

10.Information. Company and LS each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11.Ownership and Authority. Company and LS represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any Claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such Claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

12.No Admission. This Agreement is contractual, and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions and any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the Parties hereto except to enforce its terms.

13.Binding Nature. This Agreement shall be binding on all Parties executing this Agreement and their respective successors, assigns and heirs.

14.Authority to Bind. Each Party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each Party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

15.Covenants.

a.For so long as LS or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company’s business or corporate structure, (5) a change in Company’s charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Respondent to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) effectuating or taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

b.After the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement within the time period required by Securities and Exchange Commission rules. The Company shall further file such additional SEC filings as may be or are required in respect of the transactions.

c.With the exception of the goods or services provided in the natural course of business or which are the subject of the Claim herein, LS hereby covenants that they have not provided any other funds or other consideration to the Company. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

16.Indemnification. Company covenants and agrees to indemnify, defend and hold LS and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney's fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or necessary to make the statements therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or (c) any  transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified Party is a formal Party to any such proceeding. This Agreement specifically includes, but is not limited to, the foregoing concerning any claim that LS is in violation of or has violated Section 5 of the Securities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon LS's reliance on representations of Company or misrepresentations of Company pursuant to (a), (b) or (c) herein. Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted solely or in part from the gross negligence or willful misconduct of an indemnified Party or the willful violation of any securities law or regulations by the indemnified Party. The Company further agrees that it will not, without the prior written consent of LS, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not LS or any indemnified Party is an actual or potential Party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of LS and each other indemnified Party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which  (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with LS's agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the gross negligence or willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

17.Legal Effect. The Parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the Parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

18.Mutual Drafting. Each Party has participated jointly in the drafting of this Agreement which each Party acknowledges is the result of negotiation between the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

19.Failure or Indulgence Not Waiver. No failure or delay on the part of LS in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20.Waiver of Defense. Each Party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing Party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion.

21.Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each Party when duly executed by all Parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the Party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

22.Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the Parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of Florida.

23.Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

24.NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a)the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b)the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c)the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d)delivery by email upon delivery,

in each case, addressed to each of the other Parties thereunto entitled at the following addresses (or at such other addresses as such Party may designate by ten (10) days' advance written notice similarly given to each of the other Parties hereto):

Company:	Sky Quarry, Inc.

Marcus Laun
707 W 700 S, Suite 101
Woods Cross, UT

Telephone No.: 424.394.1090
E-mail: marcus@skyquarry.com

with a copy to:

LendSpark Corporation
5451 Avenida Encinas
Carlsbad CA 92008

Attn: David Clark
Telephone No. 8586301942
Email: dave@lendspark.com

And

Charles N. Cleland, Jr., P.A.
Attn: Charles N. Cleland, Jr., Esq.
E-mail: ccleland@clelandpa.com

Robert E. Turffs, Esq.
E-mail: turffs@gmail.com

IN WITNESS WHEREOF, the Parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

SKY QUARRY INC.

By:	/s/ Marcus Laun
Name:	Marcus Laun
Title:	Interim CEO and President

LendSpark Corporation

By:	/s/ David Clark
Name:	David Clark
Title:	Principal